SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 7, 1999

                               CYBERSHOP.COM, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                      0-23901               13-3979226
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer)
 incorporation or organization)                              Identification No.)

                116 Newark Avenue, Jersey City, New Jersey, 07302
               (Address of principal executive offices, zip code)

       Registrant's telephone number, including area code: (201) 234-5000

      The undersigned registrant hereby reports the following items related to the Registrant's acquisition of The Magellan Group, Inc. in a transaction accounted for as a purchase. The Registrant filed on June 17, 1999 a Current Report on Form 8-K, which disclosed that the acquisition had been completed. The Registrant indicated in that report its intention to submit the financial statements and pro forma financial information prescribed by Rule 3-05 of Regulation S-X and Article 11 of Regulation S-X, respectively, as a subsequent amendment to that report, in accordance with Subsection (a)(4) of Item 7 of the General Instructions for the Current Report on Form 8-K. This Amendment to that Current Report is being filed to provide that financial information.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.


(a) Financial Statements of Business Acquired
                                                                           Page
                                                                          Number
                                                                          ------

Report of Messina, Ceci, Archer & Company, P.C., Independent Auditors       F-1

The Magellan Group, Inc. Balance Sheets as of December 26, 1998,
December 27, 1997, and March 27, 1999 (Unaudited)                           F-2

The Magellan Group, Inc. Statements of Operations for the Years Ended
December 26, 1998, and December 27, 1997 and for the Three Month
Periods ended March 27, 1999 (Unaudited) and March 28, 1998 (Unaudited)     F-3

The Magellan Group, Inc. Statements of Cash Flows for the Years Ended
December 26, 1998 and December 27, 1997 and for the Three Month
Periods ended March 27, 1999 (Unaudited) and March 28, 1998 (Unaudited)     F-4

Notes to Financial Statements                                               F-5

(b) Pro Forma Financial Information

Unaudited Pro Forma Combined Balance Sheet as of March 31, 1999             F-9

Unaudited Pro Forma Combined Statements of Operations for the Year
Ended December 31, 1998 and for the Three Month Period Ended
March 31, 1999                                                             F-10

Notes to Pro Forma Balance Sheet and Statements of Operations              F-12

(a) Exhibits

None.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Cybershop.com, Inc.


August 13, 1999                      By: /s/ Jeffrey Tauber

                                         Jeffrey Tauber
                                         President, Chief Executive Officer and
                                         Chairman of the Board of Directors

                  Report of Messina, Ceci, Archer & Company PC

To the Board of Directors
The Magellan Group, Inc.
Rowayton, Connecticut

We have audited the accompanying balance sheets of The Magellan Group, Inc. as of December 26, 1998 and December 27, 1997 and the related statements of operations and accumulated deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Magellan Group, Inc. as of December 26, 1998 and December 27, 1997 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ Messina, Ceci, Archer & Company PC

June 23, 1999
Stamford, Connecticut

The Magellan Group, Inc.
Balance Sheets
--------------------------------------------------------------------------------

                                      December 26,   December 27,    March 27,
                                          1998          1997           1999
                                      -----------    -----------    -----------
                                                                    (Unaudited)
Assets
Current Assets
  Cash and cash equivalents           $    53,000    $   143,000    $   142,000
  Accounts receivable                      15,000         89,000        333,000
  Inventories                             170,000        179,000        199,000
  Prepaid expenses                         62,000        152,000         62,000
  Other                                    21,000         21,000             --
                                      -----------    -----------    -----------

                                          321,000        584,000        736,000
                                      -----------    -----------    -----------

Property and Equipment
  Office equipment                         38,000         38,000         38,000
  Accumulated depreciation                (31,000)       (25,000)       (32,000)
                                      -----------    -----------    -----------
                                            7,000         13,000          6,000
                                      -----------    -----------    -----------
Other assets
  Due from officers                        88,000         23,000             --
  Security deposits                         6,000          6,000         10,000
                                      -----------    -----------    -----------

                                           94,000         29,000         10,000
                                      -----------    -----------    -----------

                                      $   422,000    $   626,000    $   752,000
                                      ===========    ===========    ===========

Liabilities and Stockholders'
  Deficit
Current Liabilities
  Accounts payable                    $ 1,049,000    $ 1,150,000    $   890,000
  Accrued expenses                         41,000         70,000        238,000
                                      -----------    -----------    -----------

                                        1,090,000      1,220,000      1,128,000
                                      -----------    -----------    -----------

  Due to officers                              --             --         87,000
                                      -----------    -----------    -----------

                                        1,090,000      1,220,000      1,215,000
                                      -----------    -----------    -----------

Stockholders' Deficit
  Common Stock, $.01 par value,
    200 shares authorized,
    issued and outstanding                     --             --             --
  Additional paid-in capital               12,000         12,000         12,000
  Accumulated deficit                    (680,000)      (606,000)      (475,000)
                                      -----------    -----------    -----------

                                         (668,000)      (594,000)      (463,000)
                                      -----------    -----------    -----------

                                      $   422,000    $   626,000    $   752,000
                                      ===========    ===========    ===========

The accompanying notes are an integral part of these financial statements.
--------------------------------------------------------------------------------

The Magellan Group, Inc.
Statements of Operations and Accumulated Deficit
--------------------------------------------------------------------------------

                              Years Ended                Three Months Ended
                       December 26,   December, 27    March 27,       March 28,
                           1998           1997          1999           1998
                       -----------    -----------    -----------    -----------
                                                            (unaudited)
Revenue
  Sales                $ 5,050,000    $ 5,355,000    $ 1,586,000    $ 1,287,000

Cost of Sales            2,183,000      2,449,000        720,000        605,000
                       -----------    -----------    -----------    -----------

Gross Profit             2,867,000      2,906,000        866,000        682,000
                       -----------    -----------    -----------    -----------

Operating expenses       2,941,000      2,992,000        661,000        767,000
                       -----------    -----------    -----------    -----------

Net Income (Loss)          (74,000)       (86,000)       205,000        (85,000)

Accumulated Deficit,
  beginning               (606,000)      (520,000)      (680,000)      (606,000)
                       -----------    -----------    -----------    -----------

Accumulated Deficit,
  ending               $  (680,000)   $  (606,000)   $  (475,000)   $  (691,000)
                       ===========    ===========    ===========    ===========

The accompanying notes are an integral part of these financial statements.
--------------------------------------------------------------------------------

The Magellan Group, Inc.
Statements of Cash Flows
--------------------------------------------------------------------------------

                                                        Years Ended              Three Months Ended
                                                December 26,   December, 27    March 27,    March 28,
                                                    1998           1997          1999         1998
                                                ------------   ------------    ---------    ---------
                                                                                    (unaudited)
Cash Flows from Operating Activities
  Net income (loss)                              $ (74,000)     $ (86,000)     $ 205,000    $ (85,000)
  Adjustments to reconcile net
    income (loss) to net cash
    provided by (used in)
    operating activities:
      Depreciation and amortization                  6,000          3,000          1,000        1,000
      Changes in assets and liabilities:
      Accounts receivable                           74,000        (69,000)      (318,000)     (17,000)
      Prepaid expenses                              90,000        (39,000)            --       (1,000)
      Other assets                                      --        (21,000)        17,000           --
      Security deposits                                 --          4,000             --           --
      Inventories                                    9,000        (41,000)       (29,000)      70,000
      Accounts payable                            (101,000)       283,000       (159,000)     (32,000)
      Accrued expenses                             (29,000)        64,000        197,000      (11,000)
                                                 ---------      ---------      ---------    ---------

  Net Cash Provided by (Used in)
    Operating Activities                           (25,000)        98,000        (86,000)     (75,000)
                                                 ---------      ---------      ---------    ---------

Cash Flows from Financing Activities
  Proceeds from issuance of
    common stock                                        --          1,000             --           --
  Due from officers'                               (65,000)       (54,000)       175,000      (18,000)
                                                 ---------      ---------      ---------    ---------

  Net Cash Provided by (Used in)
    Financing Activities                           (65,000)       (53,000)       175,000      (18,000)
                                                 ---------      ---------      ---------    ---------

  Net Increase (Decrease) in
    Cash and Cash Equivalents                      (90,000)        45,000         89,000      (93,000)

Cash and Cash Equivalents, beginning               143,000         98,000         53,000      143,000
                                                 ---------      ---------      ---------    ---------

Cash and Cash Equivalents, ending                $  53,000      $ 143,000      $ 142,000    $  50,000
                                                 =========      =========      =========    =========

The accompanying notes are an integral part of these financial statements.
--------------------------------------------------------------------------------

The Magellan Group, Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Company and Business Activity

The Company was incorporated in March 1993 in the State of Connecticut and is engaged in the marketing of high quality products, direct to consumers, in magazine advertisements and over the internet.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fiscal Year

The Company's fiscal year ends on the last Saturday in December, which results in a 52 or 53 week year. The fiscal years ending December 26, 1998 and December 27, 1997, each consisted of 52 weeks.

Interim Financial Statements

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 27, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999.

Revenue Recognition

The Company recognizes revenue on product sales when the goods are shipped to the customer. Outbound shipping and handling charges are included in sales. The Company records the estimated gross profit which will be lost due to the current period's shipments being returned in future periods as a reduction of revenues and cost of sales in the period of shipment.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is charged to operations over the estimated service lives of the related assets using the straight-line method. Assets acquired under capital leases and leasehold improvements are amortized over the life of the lease or the estimated life of the asset, whichever is less. Depreciation expense for the fiscal year ended 1998 and 1997 was $6,000 and $3,000, respectively.

Income Taxes

The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be a subchapter S Corporation. In lieu of federal corporation income taxes, the shareholders of an S Corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal taxes has been included in the financial statements. The Company is subject to state income taxes, which has historically been insignificant.

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Concentration of Credit Risk

Customers are located throughout North America. Accordingly, management believes that credit risk related to geographic concentrations is not significant.

Inventory

Inventories are stated at the lower of cost, as determined on a first-in, first-out (FIFO) basis, or market.

Advertising

The Company expenses the production costs of advertising the first time the advertising takes place. Direct-response advertising is capitalized and amortized over its expected period of future benefits.

Direct response advertising consists primarily of magazine advertisements. Each advertisement carries a unique code which identifies the date and publication. The capitalized costs of the advertising are amortized over the expected benefit period following the publication of the magazine in which it appears.

Advertising costs capitalized at December 26, 1998 and December 27, 1997 were $62,000 and $152,000, respectively. Advertising expense was $1,321,000 in 1998 and $1,014,000 in 1997.

NOTE B - INCOME TAXES

The significant components of the deferred tax (benefit) in 1998 are as follows:

   Tax benefit of net operating loss  carryforward       $(1,428)      $(15,470)
   Valuation allowance                                     1,428         15,470
                                                         -------       --------
                                                         $    --       $     --
                                                         =======       ========

The components of the deferred tax asset as of December 26, 1998 is as follows:

   Tax benefit of net operating loss carryforward        $(16,898)     $(15,470)
   Valuation allowance                                     16,898        15,470
                                                         --------      --------
                                                         $     --      $     --
                                                         ========      ========

Due to the uncertain realization of the deferred tax asset, the Company has provided a full valuation allowance. State net operating loss carryforwards of approximately $360,000 expire through the year 2000.

NOTE C  - EMPLOYEE 401(k) PLAN

The Company maintains an Employee 401(k) Savings Plan. The plan is a defined contribution plan administered by the Company covering all eligible employees. The plan provides for growth in savings through contributions and income from investments. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended. Plan participants are allowed to contribute a specified percentage of their base salary.

NOTE D - DUE FROM OFFICER

At December 26, 1998 and December 27, 1997, the Company had a receivable from its officers in the amount of $88,000 and $23,000, respectively. The receivable is unsecured with no specific repayment terms.

NOTE E - COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company leases office space and equipment under various operating leases expiring though February 2001.

Future minimum lease payments related to the above leases are as follows:

                    1999                        $ 41,000
                    2000                           6,000
                    2001                           2,000
                                                --------

                                                $ 49,000
                                                ========

Rent expense under these leases for the fiscal years ended 1998 and 1997 were $47,000 and $46,000, respectively.

Contingencies

The Company is involved in a legal action arising in the ordinary course of business. Management is of the opinion that the ultimate outcome of this matter will not have a material adverse impact on the financial position of the Company.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET AND STATEMENTS OF OPERATIONS

The unaudited pro forma combined balance sheet gives effect to the acquisition of The Magellan Group, Inc. ("Magellan"), completed by the Company on June 1, 1999, as if it had occurred on March 31, 1999.

The unaudited pro forma combined statement of operations for the year ended December 31, 1998 gives effect to the acquisition of Magellan as if it had occurred on January 1, 1998. The unaudited pro forma combined statement of operations for the three months ended March 31, 1999 gives effect to the acquisition of Magellan as if it had occurred on January 1, 1998.

The unaudited pro forma combined balance sheet and statements of operations are based on available information and on certain assumptions and adjustments described in the accompanying notes which Cybershop believes are reasonable. The unaudited pro forma combined statements of operations are provided for informational purposes only and do not purport to present the results of operations of Cybershop had the transaction assumed therein occurred on or as of the date indicated, nor is it necessarily indicative of the results of operations which may be achieved in the future. The unaudited pro forma combined balance sheet, statements of operations and related notes should be read in conjunction with the consolidated financial statements of Cybershop filed on its Form 10-K and the financial statements of Magellan including the notes thereto.

                               Cybershop.com, Inc.

                    Unaudited Proforma Combined Balance Sheet

                              As of March 31, 1999
--------------------------------------------------------------------------------

                                         Historical        Historical          Pro Form          Pro Forma
                                         Cybershop          Magellan          Adjustments         Combined
                                        ------------      ------------       ------------       ------------
                                            (a)                (b)                (c)
  ASSETS
Current Assets:
  Cash and cash equivalents             $ 10,674,000      $    142,000       $ (5,000,000) (d)     5,816,000
  Accounts receivable, net                    99,000           333,000                               432,000
  Inventories                                655,000           199,000                               854,000
  Prepaid expenses and other                 536,000            62,000                               598,000
                                        ------------      ------------       ------------       ------------
    Total current assets                  11,964,000           736,000         (5,000,000)         7,700,000
  Property and equipment, net              1,934,000             6,000                             1,940,000
  Goodwill, net                                   --                --         13,682,000 (f)     13,682,000
  Other assets                                97,000            10,000                               107,000
                                        ------------      ------------       ------------       ------------
    Total assets                        $ 13,995,000      $    752,000       $  8,682,000       $ 23,429,000
                                        ============      ============       ============       ============

  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                      $  3,305,000      $    890,000       $         --       $  4,195,000
  Accrued liabilities                      1,285,000           238,000             94,000          1,617,000
  Deferred revenues                           56,000                --                                56,000
                                        ------------      ------------       ------------       ------------
    Total current liabilities              4,646,000         1,128,000             94,000          5,868,000
  Due to Officers                                 --            87,000                                87,000
  Deferred Rent                               78,000                --                                78,000
                                        ------------      ------------       ------------       ------------

    Total liabilities                      4,724,000         1,215,000             94,000          6,033,000
                                        ------------      ------------       ------------       ------------

Stockholders' equity:
  Common stock                                 8,000                                1,000 (e)          9,000
  Additional paid-in capital              18,437,000            12,000          8,112,000 (e)     26,561,000
  Accumulated deficit                     (9,174,000)         (475,000)           475,000 (e)     (9,174,000)
                                        ------------      ------------       ------------       ------------
    Total stockholders' equity             9,271,000          (463,000)         8,588,000         17,396,000
                                        ------------      ------------       ------------       ------------

    Total liabilities and
      stockholders' equity              $ 13,995,000      $    752,000       $  8,682,000       $ 23,429,000
                                        ============      ============       ============       ============

                               Cybershop.com, Inc.

               Unaudited Proforma Combined Statement of Operations

                          Year Ended December 31, 1998
--------------------------------------------------------------------------------

                                     Historical      Historical        Acquisition         Pro Forma
                                      Cybershop       Magellan          Adjustments         Combined
                                    ------------    ------------       ------------       ------------
                                        (g)              (h)                (c)
Revenues:
  Product sales                     $  4,923,000    $  5,050,000       $         --       $  9,973,000
  Advertising & set up fees              131,000              --                               131,000
                                    ------------    ------------       ------------       ------------
    Total revenues                     5,054,000       5,050,000                            10,104,000

  Cost of revenues                     3,811,000       2,183,000                             5,994,000
                                    ------------    ------------       ------------       ------------
  Gross profit                         1,243,000       2,867,000                             4,110,000
  Operating expenses                  10,213,000       2,941,000          2,736,000 (i)     15,890,000
                                    ------------    ------------       ------------       ------------
  Loss from operations                (8,970,000)        (74,000)        (2,736,000)       (11,780,000)
  Interest income, net                   619,000              --                               619,000
  Minority interest                      385,000              --                               385,000

                                    ------------    ------------       ------------       ------------
  Net loss                          $ (7,966,000)   $    (74,000)      $ (2,736,000)      $(10,776,000)
                                    ============    ============       ============       ============

  Net loss per share, basic
  and diluted                       $      (1.19)                                   (j)   $      (1.40)
  Weighted average common
    shares outstanding,
    basic and diluted                  6,677,000                          1,000,000 (j)      7,677,000

                               Cybershop.com, Inc.

               Unaudited Proforma Combined Statement of Operations

                        Three Months Ended March 31, 1999
--------------------------------------------------------------------------------

                                    Historical     Historical        Pro Forma        Pro Forma
                                     Cybershop      Magellan        Adjustments        Combined
                                    -----------    -----------      -----------       -----------
                                        (k)            (l)              (c)
Revenues:
  Product sales                     $ 1,052,000    $ 1,586,000      $        --       $ 2,638,000
  Advertising & set up fees              23,000                                            23,000
                                    -----------    -----------      -----------       -----------
    Total revenues                    1,075,000      1,586,000                          2,661,000

  Cost of revenues                      920,000        720,000                          1,640,000
                                    -----------    -----------      -----------       -----------
  Gross profit                          155,000        866,000                          1,021,000
  Operating expenses                  2,247,000        661,000          684,000 (m)     3,592,000
                                    -----------    -----------      -----------       -----------
  Loss from operations               (2,092,000)       205,000         (684,000)       (2,571,000)
  Interest income, net                  122,000             --                            122,000
  Minority interest                     132,000             --                            132,000

                                    -----------    -----------      -----------       -----------
  Net income (loss)                 $(1,838,000)   $   205,000      $  (684,000)      $(2,317,000)
                                    ===========    ===========      ===========       ===========
  Net loss per share, basic
    and diluted                     $     (0.25)                                (j)   $     (0.27)
  Weighted average common
    shares outstanding,
    basic and diluted                 7,493,000                       1,000,000 (j)     8,493,000

         NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(a) Historical Consolidated balance sheet of Cybershop.com, Inc. as of March 31, 1999.
(b)   Balance sheet of The Magellan Group, Inc. as of March 31, 1999.
(c) Represents adjustments for the Magellan acquisition based upon a purchase price of $5,000,000 in cash and an aggregate of 1,000,000 shares of Cybershop's common stock valued at a price of $8.125 per share which represents the closing market price of Cybershop's common stock on May 31, 1999. The purchase price has been allocated to the assets and liabilities acquired based on the estimated fair values of the assets acquired and liabilities assumed. The former shareholders of Magellan are also entitled to future earnout payments based upon the profitability of a certain product.
(d)   Represents $5,000,000 in cash paid to the shareholders of Magellan.
(e) Represents the elimination of Magellan's stockholders' equity accounts, and the issuance of 1,000,000 shares of the Company's common stock valued at a price of $8.125 per share.
(f) Represents the portion of the purchase price allocated to goodwill which will be amortized over five years.
(g) Historical Consolidated Statement of Operations for Cybershop for the year ended December 31, 1998.
(h) Historical Statement of Operations for Magellan for the year ended December 31, 1998.
(i)   Represents a full years amortization of goodwill of $2,736,000.
(j) For the pro forma combined net loss per share, basic and diluted, and the weighted average share outstanding calculation, 1,000,000 shares of common stock have been included as if the acquisition had occurred on January 1, 1998.
(k) Historical Consolidated Statement of Operations for Cybershop for the three months ended March 31, 1999.
(l) Historical Statement of Operations for Magellan for the three months ended March 31, 1999.
(m)   Represents six months amortization of goodwill of $684,000.